Exhibit 23.2

            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------

The Board of Directors
Peapack-Gladstone Financial Corporation:

We consent to incorporation by reference in the registration statements No. 333-133591, No. 333-86986, No. 333-51187 and No. 333-53001 on Form S-8 of
Peapack-Gladstone Financial Corporation (the Corporation) of our report dated February 27, 2007, with respect to the consolidated statement of condition of Peapack-Gladstone Financial Corporation and subsidiary as of December 31, 2006, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the two-year period ended December 31, 2006, which report is incorporated by reference in the December 31, 2007 Annual Report on Form 10-K of Peapack-Gladstone Financial Corporation.

Our report referred to the Corporation's adoption of SEC Staff Accounting Bulletin No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements" on January 1, 2006.

                                    /S/ KPMG LLP

Short Hills, New Jersey
March 10, 2008

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